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                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37500 and No. 333-108321) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and Its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, the Registration Statement (Form S-8 No. 333-68928) pertaining to the Cullen/Frost Bankers, Inc. 2001 Stock Plan, and the Registration Statement (Form S-8 No. 333-102133) pertaining to the 1997 Director Stock Plan of Cullen/Frost Bankers, Inc., of our report dated January 27, 2004, except for Note 24, as to which the date is February 13, 2004, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                              /s/ Ernst & Young LLP

San Antonio, Texas
February 17, 2004